This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 33-58139 and to each Prospectus dated 03/11/96 and to each Prospectus Supplement dated 03/11/96.


PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
MARCH 11, 1996 TO PROSPECTUS DATED MARCH 11, 1996

Pricing Supplement   92
Date  03/20/96
                         Sears Roebuck Acceptance Corp.
                           Medium-Term Notes Series I
                                 (Floating Rate)
                    Due at least 9 Months from Date of Issue

Principal Amount of Note:                    $12,000,000
Settlement Date (Original Issue Date):       03/25/96
Maturity Date:                               03/25/97
Specified Currency:                          US $
                   (If Other than U.S. Dollars, see attached)
Interest Rate Basis:               LIBOR
        Spread Multiplier:  NA    Maximum Rate:  NA    Minimum Rate:  NA
Spread (plus or minus):            Flat
Index Maturity:                    One (1) Month
Date Initial Interest Rate Set:    03/21/96
Interest Reset Date(s):            Third Wednesday of each month
Interest Determination Date(s):    Two business days prior to each Coupon
                                   Payment Date

Calculation Agent:                 Chase Manhattan Bank, N.A.
Interest Payment Date(s):          Third Wednesday of each month
Regular Record Date(s):            15 days prior to each Interest Payment Date

Initial Interest Payment:          Third Wednesday of April

Designated CMT Maturity Index:
Designated CMT Telerate Page:

Form of Purchased Notes:           DTC
Redemption Commencement Date:      NOT APPLICABLE

Redemption Price: If a Redemption Commencement Date is specified above, the Redemption Price shall be - of the principal amount to be redeemed and shall
decline at each anniversary of the Redemption Commencement Date by   -   of
the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.